Exhibit 99(a)(1)(F)

Forms of Reminder E-mails – Dates may change if expiration date of offer is extended

May 6, 2009 – One Week After Offer Commences

We have just completed the first week of the Intellon Corporation offer to exchange eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer) for either (i) new non-qualified stock options at a 1.10-to-one exchange ratio, or (ii) stock-settled restricted stock units at a 2.03-to-one exchange ratio, that we will grant under the Intellon Corporation 2007 Equity Incentive Plan (the “Option Exchange Program”). The offer to exchange outstanding options will expire at 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer.

If you wish to exchange your options, depending on your election, you must complete and sign either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, in accordance with the instructions in the respective letter of transmittal. You must then send the completed and signed letter of transmittal and any other required documents to Intellon Payroll/Stock Administration by 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer, by one of the following means:

(i)	by fax at: (352) 237-7616;

(ii)	by mail to: Intellon Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482; or

(iii)	by e-mailing a scanned or pdf copy to: stockadministrator@intellon.com.

Only letters of transmittal that are complete, signed and actually received by Intellon by the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need any materials relating to the Option Exchange Program, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or (352) 237-7416 ext. 1186.

The full terms of the Option Exchange Program are described in (1) the Offer to Exchange Outstanding Stock Options for New Stock Options or Restricted Stock Units, dated April 30, 2009 (the “Offer to Exchange”); (2) the forms of letter of transmittal that accompanied the Offer to Exchange and (3) the e-mail from Charles E. Harris, our Chairman and Chief Executive Officer, dated April 29, 2009, each of which was previously sent to you. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov. We encourage you to read these documents carefully in order to fully understand the risks and benefits of the Option Exchange Program.

May 20, 2009 – Three Weeks After Offer Commences

We have just completed week three of the Intellon Corporation offer to exchange eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer) for either (i) new non-qualified stock options at a 1.10-to-one exchange ratio, or (ii) stock-settled restricted stock units at a 2.03-to-one exchange ratio, that we will grant under the Intellon Corporation 2007 Equity Incentive Plan (the “Option Exchange Program”). The offer to exchange outstanding options will expire at 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer.

If you wish to exchange your options, depending on your election, you must complete and sign either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, in accordance with the instructions in the respective letter of transmittal. You must then send the completed and signed letter of transmittal and any other required documents to Intellon Payroll/Stock Administration by 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer, by one of the following means:

(i)	by fax at: (352) 237-7616;

(ii)	by mail to: Intellon Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482; or

(iii)	by e-mailing a scanned or pdf copy to: stockadministrator@intellon.com.

Only letters of transmittal that are complete, signed and actually received by Intellon by the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need any materials relating to the Option Exchange Program, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or (352) 237-7416 ext. 1186.

The full terms of the Option Exchange Program are described in (1) the Offer to Exchange Outstanding Stock Options for New Stock Options or Restricted Stock Units, dated April 30, 2009 (the “Offer to Exchange”); (2) the forms of letter of transmittal that accompanied the Offer to Exchange and (3) the e-mail from Charles E. Harris, our Chairman and Chief Executive Officer, dated April 29, 2009, each of which was previously sent to you. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov. We encourage you to read these documents carefully in order to fully understand the risks and benefits of the Option Exchange Program.

May 26, 2009 – Final Days

We are entering the final days of the Intellon Corporation offer to exchange eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer) for either (i) new non-qualified stock options at a 1.10-to-one exchange ratio, or (ii) stock-settled restricted stock units at a 2.03-to-one exchange ratio, that we will grant under the Intellon Corporation 2007 Equity Incentive Plan (the “Option Exchange Program”). The offer to exchange outstanding options will expire at 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer.

If you wish to exchange your options, depending on your election, you must complete and sign either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, in accordance with the instructions in the respective letter of transmittal. You must then send the completed and signed letter of transmittal and any other required documents to Intellon Payroll/Stock Administration by 5:00 p.m. Eastern Time on May 29, 2009, unless we extend the offer, by one of the following means:

(i)	by fax at: (352) 237-7616;

(ii)	by mail to: Intellon Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482; or

(iii)	by e-mailing a scanned or pdf copy to: stockadministrator@intellon.com.

Only letters of transmittal that are complete, signed and actually received by Intellon by the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need any materials relating to the Option Exchange Program, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or (352) 237-7416 ext. 1186.

The full terms of the Option Exchange Program are described in (1) the Offer to Exchange Outstanding Stock Options for New Stock Options or Restricted Stock Units, dated April 30, 2009 (the “Offer to Exchange”); (2) the forms of letter of transmittal that accompanied the Offer to Exchange and (3) the e-mail from Charles E. Harris, our Chairman and Chief Executive Officer, dated April 29, 2009, each of which was previously sent to you. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov. We encourage you to read these documents carefully in order to fully understand the risks and benefits of the Option Exchange Program.

May 29, 2009 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible stock options as part of the Intellon Corporation offer to exchange eligible stock option grants (those stock options issued under the Intellon Corporation 2007 Equity Incentive Plan having an exercise price equal to or greater than $5.50 per share and which remain outstanding and unexercised through the expiration of the offer) for either (i) new non-qualified stock options at a 1.10-to-one exchange ratio, or (ii) stock-settled restricted stock units at a 2.03-to-one exchange ratio, that we will grant under the Intellon Corporation 2007 Equity Incentive Plan (the “Option Exchange Program”). The offer to exchange outstanding options will expire today at 5:00 p.m. Eastern Time unless we extend the offer.

If you wish to exchange your options, depending on your election, you must complete and sign either (i) the letter of transmittal to tender Eligible Options for New Options or (ii) the letter of transmittal to tender Eligible Options for New RSUs, in accordance with the instructions in the respective letter of transmittal. You must then send the completed and signed letter of transmittal and any other required documents to Intellon Payroll/Stock Administration by today at 5:00 p.m. Eastern Time unless we extend the offer, by one of the following means:

(i)	by fax at: (352) 237-7616;

(ii)	by mail to: Intellon Payroll/Stock Administration, 5100 West Silver Springs Blvd., Ocala, Florida 34482; or

(iii)	by e-mailing a scanned or pdf copy to: stockadministrator@intellon.com.

Only letters of transmittal that are complete, signed and actually received by Intellon by the deadline will be accepted. The method of delivery of all documents is at your election and risk, so please allow sufficient time to ensure timely delivery. If you have questions or need any materials relating to the Option Exchange Program, please contact Intellon Payroll/Stock Administration at stockadministrator@intellon.com or (352) 237-7416 ext. 1186.

The full terms of the Option Exchange Program are described in (1) the Offer to Exchange Outstanding Stock Options for New Stock Options or Restricted Stock Units, dated April 30, 2009 (the “Offer to Exchange”); (2) the forms of letter of transmittal that accompanied the Offer to Exchange and (3) the e-mail from Charles E. Harris, our Chairman and Chief Executive Officer, dated April 29, 2009, each of which was previously sent to you. You also may access these documents through the U.S. Securities and Exchange Commission’s website at www.sec.gov. We encourage you to read these documents carefully in order to fully understand the risks and benefits of the Option Exchange Program.